                                                                   EXHIBIT 4.25


                 EXHIBIT A TO THE SECURITIES PURCHASE AGREEMENT


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                         TEAM COMMUNICATIONS GROUP, INC.
                    (Incorporated in the State of California)

                        8% CONVERTIBLE DEBENTURE DUE 2002

No. _______________                           Principal Amount U.S. $500,000.00
                                         Original Issue Date: February 25, 1999


         FOR VALUE RECEIVED, Team Communications Group, Inc., a corporation duly incorporated and existing under the laws of the State of California (the "Company"), hereby promises to pay to the order of VMR S.A. Luxembourg, Chateau Woltz, 34 Rue Nueve, Remich, L5560, Luxembourg, or registered assigns (hereinafter, the "Holder"), the principal sum of Five Hundred Dollars and no cents ($500,000.00) United States Dollars on February 23, 2002 (the "Maturity Date"), subject to earlier conversion or redemption as provided herein. The Debentures will be convertible into common stock, no par value per share, of the Company on the terms and subject to the conditions hereinafter set forth at any time after the date hereof. Interest shall be paid on the unpaid principal balance of this Debenture at the rate of 8% per annum from the date hereof, payable, in the manner set forth below, upon conversion, redemption or maturity of this Debenture to the person that is the Holder on the date of such event. Interest hereon shall be calculated on the basis of a 360 day year consisting of twelve 30-day months.

         1. General. (a) This Debenture is one of a duly authorized issue of Debentures of the Company in original aggregate principal amount of $3,000,000 designated as its 8% Convertible Debenture due 2002 (herein called the "Debentures"), issued pursuant to the authorization of the Board of Directors of the Company and issued pursuant to a Securities Purchase Agreement, dated February 25, 1999, by and among the Company and the Purchasers identified therein (the "Securities Purchase Agreement"). The Securities Purchase Agreement contains certain additional terms that are binding upon the Company and each Holder of the Debentures.

         (b) The Debentures are issuable, without coupons, in principal denominations of U.S. $10,000.00 and integral multiples thereof. The Debentures, and transfers thereof, shall be in registered form as provided in Section 4 hereof. The registered holder of a Debenture shall (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Debenture, regardless of any notice of ownership, theft or loss or of any writing thereon.

         2. Principal Payment. Payment of the principal of this Debenture shall be made upon presentation of this Debenture at the Company's principal office for surrender upon payment in full. The Company may not prepay all or any portion of this Debenture.

         3. Interest. Each Debenture shall be entitled to receive cumulative interest at the rate of 8% per annum, compounded semi-annually, in cash, on the principal amount thereof. Such interest shall be due and payable upon conversion, redemption or maturity of this Debenture. Interest shall accrue from the Original Issue Date (as defined herein), whether or not earned or declared, until maturity or such time as the Debenture has been converted or redeemed as herein provided. The interest so payable will be paid to the person in whose name the Debentures (or one or more predecessor shares) are registered on the records of the Company regarding registration and transfers of the Debentures; provided, however, that the Company's obligation to a transferee of a Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof and the Securities Purchase Agreement.

         4. Transfers. The Debentures have been issued subject to investment representations of the original purchaser and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended, and applicable state securities laws. Prior to due presentment for transfer of each Debenture, the Company may treat the Holder as the owner thereof for the purpose of receiving payments as herein provided and all other purposes, and the Company shall not be affected by any notice to the contrary.

         5. Conversion at the Option of the Holder.

                  (a) (i) The Debentures shall be convertible into shares of Common Stock (subject to Section 5(a)(ii) and Section 5(a)(iii)) at the Conversion Ratio (as defined in Section 9) at the option of the Holder in whole or in part at any time after the Issue Date. The Holders shall effect conversions by surrendering the Debentures to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit 1 (the "Conversion Notice"). The Conversion Notice may be delivered by facsimile, with the Debenture to follow within three Trading Days. Each Conversion Notice shall specify the principal amount of Debentures to be converted. The date on which such conversion is to be effected shall be the date the Holder delivers such Conversion Notice by facsimile (the "Conversion Date"). Subject to Sections 5(a)(ii), 5(b) and 5(k) hereof, each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such Holder, at the expense of the Company, (in the manner and within the time set forth in Section 5(b)) a new Debenture representing the unconverted principal amount, to the same extent as if the Debenture theretofore representing such unconverted principal amount had not been surrendered on conversion.

                      (ii) If on the Conversion Date applicable to any conversion, (A) the Common Stock is then listed for trading on the Nasdaq National Market, the New York Stock Exchange, the American Stock Exchange or The Nasdaq Small Cap Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion of all the outstanding Debentures, together with any shares of Common Stock previously issued upon conversion of Debentures, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date (the "Issuable Maximum"), and (C) the Company has not previously obtained (or attempted pursuant to clause (i) of this subsection to obtain) Shareholder Approval (as defined below), then the Company shall issue to any Holder so requesting conversion of Debentures its pro rata portion of the Issuable Maximum in the same ratio that the principal amount of Debentures held by any such Holder bears to the aggregate principal amount of Debentures then outstanding and, with respect to the aggregate principal amount of the Debentures that remains outstanding after such issuance (the "Remaining Principal Amount"), the Company shall at the Holder's request, (x) as promptly as possible but in no event later than 60 days after such Conversion Date, convene a meeting of the holders of the Common Stock and use its best efforts to obtain the Shareholder Approval or a waiver of such approval from The Nasdaq Stock Market or the appropriate exchange and (y) (1) as promptly as possible from time to time, after a written request by the Holder, issue shares of Common Stock at a Conversion Price equal to the Per Share Market Value on the Trading Day immediately preceding the date of such request for all or a portion of Remaining Principal Amount (plus any accrued interest thereon) held by such Holder (whether or not subject to the Conversion Notice specified above) or (2) as promptly as possible but in any event within seven days after a request by the Holder redeem all or a portion of the Remaining Principal Amount (plus any accrued interest thereon) to which such Conversion Notice applies, for an amount, paid in cash, equal to the greater of (A) the aggregate principal amount of such Debentures, plus accrued and unpaid interest, multiplied by 130%, or (B) the applicable Conversion Ratio as of the Conversion Date multiplied by the average Per Share Market Value for the five Trading Days immediately preceding the Conversion Date or the date of payment, whichever is greater. If the Holder has requested that the Company redeem Debentures pursuant to this Section and the Company fails for any reason to pay the redemption price, as calculated pursuant to the immediately preceding sentence, within seven days after such notice is deemed delivered pursuant to the preceding sentence, the Company will pay interest on the redemption price at a rate of 15% per annum, in cash to such Holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). "Shareholder Approval" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company held in accordance with the Company's articles of incorporation and by-laws, of the issuance by the Company of shares of Common Stock exceeding the Issuable Maximum as a consequence of the conversion of the Debentures into Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of The Nasdaq Stock Market, Inc.'s Marketplace Rules (or any successor or replacement provision thereof).

                      (iii) In no event shall a Holder be permitted to convert in excess of such principal amount of Debentures upon the conversion of which, (x) the number of shares of Common Stock owned by such Holder (other than shares of Common Stock issuable upon conversion of Debentures or upon exercise of the Warrants (as defined in the Securities Purchase Agreement) plus (y) the number of shares of Common Stock issuable upon such conversion of such Debentures, would be equal to or exceed (z) 9.999% of the number of shares of Common Stock then issued and outstanding, including shares issuable on conversion of the Debentures held by such Holder after application of this Section 5(a)(iii). To the extent that the limitation contained in this Section 5(a)(iii) applies, the determination of whether Debentures are convertible (in relation to other securities owned by a Holder) and of which Debentures are convertible shall be in the sole discretion of such Holder, and the submission of Debentures for conversion shall be deemed to be such Holder's determination of whether such Debentures are convertible (in relation to other securities owned by a Holder) and of which Debentures are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to convert such Debentures at such time as such conversion will not violate the provisions of this paragraph. The provisions of this
         Section 5(a)(iii) may be waived by a Holder of Debentures as to itself (and solely as to itself) upon not less than 60 days prior notice to the Company, and the provisions of this Section 5(a)(iii) shall continue to apply until such 60th day (or later, if stated in the notice of waiver). No conversion in violation of this paragraph but otherwise in accordance with this Debenture shall affect the status of the securities issued upon such conversion as validly issued, fully-paid and nonassessable.

         (b) (i) Not later than three (3) Trading Days after any Conversion Date, the Company will deliver to the applicable Holder by express courier (A) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Securities Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of Debentures (subject to reduction pursuant to Section 5(a)(ii) and Section 5(a)(iii)) and (B) a new Debenture representing the unconverted principal amount. If in the case of any Conversion Notice such Debenture or Debentures are not delivered to or as directed by the applicable Holder by the seventh Trading Day after the Conversion Date (the "Delivery Date"), the holder shall be entitled by written notice to the Company at any time on or before its receipt of such Debenture or Debentures thereafter, to rescind such conversion, in which event the Company shall immediately return the Debentures tendered for conversion, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 5(b)(ii) and (iii) shall be payable through the date notice of rescission is given to the Company.

                      (ii) The Company understands that a delay in the delivery of the shares of Common Stock upon conversion of Debentures and failure to deliver a new Debenture representing the unconverted principal amount beyond the Delivery Date could result in economic loss to the Holder. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section hereunder by the Delivery Date for any reason other than the failure to obtain Shareholder Approval as provided in Section 5(a)(ii), the Company shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day until such certificates are delivered, together with interest on such amount at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to (i) 1% of the aggregate principal amount of the

         Debentures, plus the accrued and unpaid interest thereon, requested to be converted for the first four Trading Days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Debentures, plus the accrued and unpaid interest thereon, requested to be converted for each Trading Day thereafter (which amounts shall be paid as liquidated damages and not as a penalty). If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section prior to the 15th Trading Day after the Conversion Date, the Company shall, at the Holder's option, redeem in cash, from funds legally available therefor at the time of such redemption, such principal amount of Debentures then held by such Holder, plus the accrued and unpaid interest thereon, as requested by such Holder, in cash. The redemption price shall be equal to the aggregate principal amount of Debentures then held by such Holder, plus accrued and unpaid interest thereon, multiplied by the average Per Share Market Value for the five Trading Days immediately preceding (A) the Conversion Date or (B) the date of payment in full by the Company of such prepayment price, whichever is greater, multiplied by the Conversion Ratio calculated on the Conversion Date. If the Holder has requested that the Company redeem Debentures pursuant to this Section and the Company fails for any reason to pay the redemption price, as calculated pursuant to the immediately preceding sentence, within seven days after such notice is deemed delivered pursuant to Section 5(a)(i), the Company will pay interest on the redemption price at a rate of 15% per annum, in cash to such Holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving certificates representing shares of Common Stock upon conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such holder for the shares of Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the shares of Common Stock issued by the Company pursuant to such conversion), and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

                      (iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i) by the Delivery Date and if after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal amount of the Debentures for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate principal amount of the Debentures, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

         (c) (i) The conversion price for the Debentures (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (A) an amount equal to 90% of the average Per Share Market Value for five consecutive Trading Days immediately prior to the Original Issue Date and (B) an amount equal to 85% of the Per Share Market Value for the Trading Day having the lowest Per Share Market Value during the five Trading Days prior to the Conversion Date (the "Look Back Period"), except that if during any period (a "Black-out Period"), a Holder is unable to trade any Common Stock issued or issuable upon conversion of Debentures immediately due to the postponement of filing or delay or suspension of effectiveness of a registration statement or because the Company has otherwise informed such Holder that an existing prospectus cannot be used at that time in the sale or transfer of such Common Stock, such Holder shall have the option but not the obligation on any Conversion Date within ten Trading Days following the expiration of the Black-out Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such Holder that would have been applicable had such Conversion Date been at any earlier time during the Black-out Period or within the ten Trading Days thereafter. Beginning on the 150th day following the Original Issue Date, the number of Trading Days used in clause (B) above in calculating the Look Back Period shall be increased by two Trading Days per month up to a maximum of 12 Trading Days.

         Notwithstanding the foregoing, if the Company has failed to file a registration statement as required by the Registration Rights Agreement within 30 days after the date (the "Filing Date") it was required to file such registration statement pursuant to the Registration Rights Agreement or if any registration statement required to be filed by the Company pursuant to the Registration Rights Agreement has not been declared effective by the Commission within 30 days after the date it was required to be declared effective by the Commission pursuant to the Registration Rights Agreement, or if the Company has allowed any registration statement required to be filed pursuant to the Registration Rights Agreement to lapse for a period of 30 consecutive days, then the Conversion Price shall, immediately after such 30th day, as applicable, be decreased by 3% and shall be further decreased by an additional 0.1% for each subsequent day thereafter until such time as such registration statement is filed, declared effective or had its effectiveness reinstated, as applicable; provided, that if any such registration statement is not effective within 180 days after the Filing Date, then the Conversion Price shall be decreased by an additional 1.25% for each seven calendar days following such 180th day and continuing until any such registration statement is effective; provided further, that the Conversion Price shall not be decreased by more than 50%. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

                      (ii) If the Company, at any time while any Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity security payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the applicable Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                      (iii) If the Company, at any time while Debentures are outstanding, shall sell or issue additional shares of Common Stock or rights or warrants to acquire shares of Common Stock at a price per share less than the Per Share Market Value at the record date mentioned below, excluding any rights of the holder of the Debentures or the holders of the Warrants issued pursuant to the Securities Purchase Agreement to acquire Common Stock, the applicable Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such shares, rights or warrants are issued, and shall become effective immediately after the issuance of such shares, rights or warrants or, if such rights or warrants are issued to shareholders of the Company, the record date for the determination of shareholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the applicable Conversion Price pursuant to this Section 5(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the applicable Conversion Price shall immediately upon such expiration be re-computed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the applicable Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the applicable Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                      (iv) If the Company, at any time while Debentures are outstanding, shall distribute to all holders of Common Stock (and not to holders of Debentures) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii) and (iii) above), then in each such case the applicable Conversion Price at which the Debentures shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent of the net assets of the Company, such fair market value shall be determined by an Independent Appraiser (as defined below) selected in good faith by the holders of a majority in interest of the principal amount of the Debentures then outstanding; and provided, further, that the Company, after receipt of the determination by such Independent Appraiser shall have the right to select an additional Independent Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Independent Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                      (v) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                      (vi) Whenever the applicable Conversion Price is adjusted pursuant to Section 5(c)(ii),(iii) or (iv) (for purposes of this Section 5(c)(vi), each an "adjustment"), the Company shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the applicable Conversion Price after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to each Holder promptly after each adjustment. Any dispute between the Company and the Holders with respect to the matters set forth in such certificate may at the option of the Holders be submitted to one of the national accounting firms currently known as the "big five" selected by the holders of a majority in interest of the principal amount of the Debentures then outstanding, provided that the Company shall have ten days after receipt of notice from such Holders of their selection of such firm to object thereto, in which case the holders of a majority in interest of the principal amount of the Debentures then outstanding shall select another such firm and the Company shall have no such right of objection. The firm selected by the holders of a majority in interest of the principal amount of the Debentures then outstanding as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Company and the Holders within thirty days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The fees and expenses of such accounting firm shall be paid by the Company.

                      (vii) In case the Company after the Original Issue Date shall do any of the following (each, a "Triggering Event") (a) consolidate with or merge into any other person and the Company shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other person to consolidate with or merge into the Company and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, any capital stock of the Company shall be changed into or exchanged for securities of any other person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other person, or (d) effect a capital reorganization or reclassification of its capital stock, the holders of the Debentures then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Triggering Event, and the holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such Debentures could have been converted immediately prior to such Triggering Event would have been entitled; provided, however, that each Holder shall have the option to require the Company to redeem, from funds legally available therefor at the time of such redemption, such principal amount of its Debentures at a price equal to the aggregate principal amount of Debentures to be redeemed, plus accrued and unpaid interest thereon, multiplied by the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the effective date, the date of the closing or the date of the announcement, as the case may be, of the Triggering Event triggering such redemption right or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on the date of the closing or the effective date, as the case may be, of the Triggering Event triggering such redemption right, as the case may be. The entire redemption price shall be paid in cash. If the Holder has requested that the Company redeem Debentures pursuant to this Section and the Company fails for any reason to pay the redemption price, as calculated pursuant to the immediately preceding sentence, within seven days after such notice is deemed delivered pursuant to the preceding sentence, the Company will pay interest on the redemption price at a rate of 15% per annum, in cash to such Holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). The terms of any such Triggering Event shall include such terms so as to continue to give to the holder of Debentures the right to receive the securities, cash or property set forth in this Section 5(c)(vii) upon any conversion or redemption following such Triggering Event. This provision shall similarly apply to successive Triggering Events.

                      (viii) If:

                           A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                           B.       the Company shall declare a special
                                    nonrecurring cash dividend on or a
                                    redemption of its Common Stock; or

                           C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                           D. the approval of any shareholders of the Company shall be required in connection with any Triggering Event; or

                           E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Debentures, and shall cause to be mailed to the Holders of Debentures at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

         (d) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Debentures (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Debentures at least 10 calendar days prior to the effective date of such action, and an Independent Appraiser selected by the holders of majority in interest of the principal amount of the Debentures then outstanding shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which Debentures may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of Debentures; provided, however, that the Company, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in good faith, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Independent Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Independent Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

         (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Debentures free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Debentures, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Securities Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5(c)) upon the conversion of all outstanding Debentures. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, non-assessable and freely tradable.

         (f) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a Debenture shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

         (g) The issuance of certificates for shares of Common Stock on conversion of Debentures shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate.

         (h) Debentures converted into Common Stock shall be canceled and retired by the Company.

         (i) Any and all notices or other communications or deliveries to be provided by the holders of Debentures hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the President and to the Secretary of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Securities Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder of Debentures at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m., New York City time, (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m., New York City time, on any date and earlier than 11:59 p.m., New York City time, on such date,

(iii) receipt, if sent by a nationally recognized overnight courier service, or
(iv) actual receipt by the party to whom such notice is required to be given.

         (j) In the event a Holder shall elect to convert any Debentures as provided herein, the Company cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless, an injunction from a court, on notice, restraining and or adjoining conversion of all or of said Debentures shall have issued and the Company posts a surety bond for the benefit of such Holder in the amount of the principal amount of Debentures sought to be converted, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

         (k) The Company may elect at any time or from time to time (but in no event later than one day after receipt of a conversion notice, in lieu of delivering the shares of Common Stock, to redeem, from funds legally available therefor at the time of such redemption, such principal amount of Debentures tendered by such Holder for Conversion, in cash. The redemption price shall be equal to the aggregate principal amount of Debentures then held by such Holder, plus accrued and unpaid interest thereon, multiplied by 115%. The Company shall deliver written notice of its election to redeem Debentures pursuant to this
Section 5(k) providing for a redemption date of not less than five Trading Days after the Conversion Date and not more than ten Trading Days after the Conversion Date. If the Company fails for any reason to pay the redemption price, as calculated pursuant to the immediately preceding sentence, on the redemption date the Company will pay interest on the redemption price at a rate of 15% per annum, in cash to such Holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). The Holder shall be entitled by written notice to the Company at any time after receipt of the redemption notice and prior to the redemption date, to rescind its Conversion Notice, in which event the Company shall immediately return the Debentures tendered for conversion, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 5(b)(ii) and (iii) shall be payable through the date notice of rescission is given to the Company

         6. Mandatory Conversion. (a) From and after the date of effectiveness of the Registration Statement (as defined in the Registration Rights Agreement) and for so long as such Registration Statement remains effective, and in the event that the Per Share Market Value is at least $4.00 per share and less than $5.00 per share for five out of any seven consecutive Trading Days, subject to adjustment for stock splits, stock dividends, combinations and other similar recapitalizations, and so long as the average daily trading volume during the preceding seven Trading Days is at least 50,000 shares per day, then the Company shall have the right to cause the Holders to convert up to $1,000,000 principal amount of Debentures, in the aggregate, into shares of Common Stock at the applicable Conversion Price, in accordance with this Section 6 (such date being referred to herein as the "Initial Mandatory Conversion Date"). Each Holder shall be required to convert Debentures pursuant to this Section 6(a) in the same ratio the aggregate principal amount of Debentures held by such Holder bears to the aggregate amount of Debentures outstanding prior to such conversion.

         (b) From and after the date of effectiveness of the Registration Statement (as defined in the Registration Rights Agreement) and for so long as such Registration Statement remains effective, and in the event that the Per Share Market Value is at least $5.00 per share for five out of any seven consecutive Trading Days, subject to adjustment for stock splits, stock dividends, combinations and other similar recapitalizations and so long as the average daily trading volume during the preceding seven Trading Days is at least 50,000 shares per day, then the Company shall have the right to cause the Holders to convert the remaining outstanding aggregate principal amount of Debentures into shares of Common Stock at the applicable Conversion Price, in accordance with this Section 6 (such date being referred to herein as the "Final Mandatory Conversion Date", each of the Initial Mandatory Conversion Date and the Final Mandatory Conversion Date collectively referred to herein as a "Mandatory Conversion Date"). Each Holder shall be required to convert Debentures pursuant to this Section 6(b) in the same ratio the aggregate principal amount of Debentures held by such Holder bears to the aggregate amount of Debentures outstanding prior to such conversion. For the avoidance of doubt, the Company and each Holder understands (i) that the Per Share Market Value referenced in sub-clause (a) above (at least $4.00 per share and less than $5.00 per share for five out of any seven consecutive Trading Days) may not occur and
(ii) the Company may choose not to exercise any of its rights under sub-clause
(a) above. In either case, once the conditions of this sub-clause (b) are met, the Company may exercise its right to cause the Holders to convert all of the outstanding aggregate principal amount of Debentures pursuant to the provisions of this sub-clause (b).

         (c) The Company will send each Holder written notice of any Mandatory Conversion Date and the place designated for mandatory conversion of the Debentures pursuant to this Section 6 (the "Mandatory Conversion Notice"). The Mandatory Conversion Notice need not be given in advance of the occurrence of the Mandatory Conversion Date. The Mandatory Conversion Notice shall be sent by facsimile to the facsimile number in the Securities Purchase Agreement or by first class or registered mail, postage prepaid, to each Holder at the address indicated in the Securities Purchase Agreement. Upon receipt of such notice, each Holder shall surrender the Debentures subject to such conversion pursuant to Section 6(a) or 6(b), as the case may be, to the Company at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled as a result of such Mandatory Conversion. On the Mandatory Conversion Date, all rights with respect to the Debentures so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which the Debentures have been converted. The Company shall deliver to such Holder a certificate or certificates for the number of full shares of Common Stock into which the Debentures have been converted and cash as provided herein with respect to any fraction of a share of Common Stock, in accordance with Section 5(b)(i) hereof as if such Mandatory Conversion Date were a Conversion Date.

         (d) All Debentures that are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and canceled and the principal amount of Debentures represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the Holder to surrender such Debentures on or prior to such date.

         7. Events of Default.

         Each of the following shall constitute an event of default ("Event of Default"), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any administrative, governmental or non-governmental body or otherwise howsoever:

         (a) the Company shall default in any payment of principal of, or interest on, the Debentures or any other amounts due under the Transaction Documents when and as due (whether at maturity, upon acceleration or otherwise); or

         (b) the Company shall fail duly to perform or observe any term, covenant or agreement contained in any of the Debentures or in the Securities Purchase Agreement or in the Registration Rights Agreement for a period of seven days after the date on which written notice of such failure shall first have been given to the Company; or

         (c) a final judgment shall be entered by any court against the Company for the payment of money which together with all other outstanding final judgments against the Company exceeds $10,000 in the aggregate, or (ii) a warrant of attachment or execution or similar process shall be issued or levied against any of the Company's property which exceeds in value $10,000 in the aggregate, and if, within 30 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged; or

         (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of it or ordering the windingup or liquidation of the affairs of it and such decree or order shall remain unstayed and in effect for a period of 30 days; or

         (e) the Company shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing; or

         (f) an event of default, as defined in any indenture or instrument evidencing or under which the Company shall have outstanding indebtedness for borrowed money in excess of $10,000, inclusive of accrued interest, accrued premium, if any, or any additional amounts payable, shall happen and be continuing and such default shall involve the failure to pay the principal of such indebtedness (or any part thereof), when due and payable after the expiration of any applicable grace period with respect thereto, or such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and failure to pay shall not have been cured by the Company within 30 days after such failure or such acceleration shall not be rescinded or annulled within 30 days after notice thereof shall have first been given to the Company; provided that if such event of default under such indenture or instrument shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of any of the holders of Debentures; or

         (g) the Common Stock is delisted from, or trading in the Common Stock shall have been suspended for more than ten Trading Days on, The Nasdaq Small-Cap Market or such other principal market or exchange on which the Common Stock is listed for trading; or

         (h) the Company fails to timely deliver the shares of Common Stock to the Holder or a replacement Debenture representing any unconverted portion of this Debenture pursuant to this Debenture; or

         (i) the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities (as defined in the Registration Rights Agreement) or the initiation of any proceedings for that purpose.

With the exception of an Event of Default specified in clauses (d) or (e) above, upon the occurrence and continuance of an Event of Default, the Holder may declare the principal of and interest on the Debentures and all other amounts owing under the Transaction Documents to be forthwith due and payable by giving written notice thereof to the Company without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Transaction Documents to the contrary notwithstanding. Upon the occurrence and continuance of an Event of Default specified in clauses (d) or (e) above, such principal, interest and other amounts shall thereupon and concurrently therewith become automatically due and payable all without any action by the Holder and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Transaction Documents to the contrary notwithstanding.

         Interest on overdue principal and interest (and other amounts, if any) shall accrue from the date on which such principal and interest (and other amounts, if any) were due and payable to the date such principal and interest (and other amounts, if any) are paid or duly provided for, at a rate of 15% per annum (to the extent payment of such interest shall be legally enforceable).

         8. Definitions. For the purposes hereof, the following terms shall have the following meanings:

         "Common Stock" means the common stock, no par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

         "Conversion Ratio" means the number of shares of Common Stock issuable upon conversion of each Debentures determined by the application of the following formula where "D" equals the accrued and unpaid interest on the aggregate principal amount of Debentures so converted as of the Conversion Date:

                      PRINCIPAL AMOUNT TO BE CONVERTED + D
                      ------------------------------------
                                CONVERSION PRICE

         "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) that is regularly engaged in the business of appraising the capital stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Company or any Holder.

         "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

         "Original Issue Date" shall mean the date of the first issuance of any Debentures regardless of the number of transfers of any particular Debentures and regardless of the number of certificates which may be issued to evidence such Debentures.

         "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on The Nasdaq Small-Cap Market, the Nasdaq National Market or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on The Nasdaq Small-Cap Market, the Nasdaq National Market or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by NASDAQ or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the over-the-counter quotes on the Electronic Bulletin Board of the National Association of Securities Dealers, Inc. for the relevant conversion period, as determined in good faith by the holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the holders of a majority in interest of the shares of the Debentures; provided, however, that the Company, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Company determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

         "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Original Issue Date, by and among the Company and the original Holders.

         "Trading Day" means (a) a day on which the Common Stock is traded on The Nasdaq Small-Cap Market, the Nasdaq National Market or other registered national stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on The Nasdaq Small-Cap Market, the Nasdaq National Market or any registered national stock exchange, a day or which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

         "Underlying Shares" means the number of shares of Common Stock into which the Debentures are convertible in accordance with the terms hereof and the Securities Purchase Agreement.

         9. Taxes. The Company shall pay any and all taxes attributable to the issuance and delivery of Common Stock or other securities upon conversion of the Debentures.

         10. No Impairment. The Company shall not by any action including, without limitation, amending the articles of incorporation or the by-laws of the Company, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Company will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Conversion Price, (ii) not amend or modify any provision of the articles of incorporation or by-laws of the Company in any manner that would adversely affect in any way the powers, preferences or relative participating, optional or other special rights of the Common Stock or which would adversely affect the rights of the Holders of the Debentures, (iii) take all such action as may be reasonably necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Debentures, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Company to perform its obligations under this Debenture.

         11. Governing Law. The Debentures shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

         12. Countersignature and Registration. This Debenture shall not become valid or obligatory for any purpose until the Debentures shall have been duly executed by the Company and such signature attested to by an authorized Officer thereof.

         13. Warranty of the Company. The Company hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Debenture, and to constitute the same as legal, valid and binding obligations of the Company enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

         14. Descriptive Headings. The descriptive headings appearing herein are for convenience of reference only and shall not alter, limit or define the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed in its corporate name by the manual or facsimile signature of a duly authorized signatory, as attested to by another duly authorized signatory of the Company.

Dated:  February               , 1999
                 -------------


                                        TEAM COMMUNICATIONS GROUP, INC.



                                        By:  /s/ Drew S. Levin
                                           ------------------------------------
                                        Name:    Drew S. Levin
                                             ----------------------------------
                                        Title: Chairman & CEO
                                              ---------------------------------


ATTEST:


By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

EXHIBIT 1

                                CONVERSION NOTICE

Reference is made to the debenture certificate (the "Debenture Certificate") of Team Communications Group, Inc., a California corporation (the "Company"). In accordance with and pursuant to the Debenture Certificate, the undersigned hereby elects to have the Company convert the principal amount of 8% Convertible Debentures due 2002 (the "Debentures"), of the Company, indicated below into shares of Common Stock, no par value per share (the "Common Stock"), of the Company, by tendering the certificate(s) representing the Debentures specified below as of the date specified below.


  Date of Conversion:                               ___________________________

  Principal amount of Debentures to be converted:   ___________________________

  Certificate no(s). of Debentures to be converted: ___________________________

Please confirm the following information:           ___________________________

  Conversion Price:                                 ___________________________

Please issue the Common Stock and, if applicable, any check drawn on an account of the Company into which the Debentures are being converted in the following name and to the following address:

   Issue to:                                        ___________________________
                                                    ___________________________
                                                    ___________________________
                                                    ___________________________
                                                    ___________________________
                                                    ___________________________


___________________________

Facsimile Number:                                   ___________________________

Authorization:                                      ___________________________


                                                    By:________________________
                                                    Title:_____________________
                                                    Dated:_____________________